                                  EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
Family Room Entertainment Corporation

We consent to the inclusion in this registration statement on Form S-B2 of our report, dated October 11, 2004, on our audits of the consolidated financial statements of Family Room Entertainment Corporation for the years ended June 30, 2004 and 2003. We also consent to the reference to our firm under the caption "Experts".

/s/ Ham, Langston & Brezina, L.L.P.

Houston, Texas
December 23, 2004

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